PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number:  1917


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                              Floating Rate Notes

Principal Amount: $270,000,000         Original Issue Date:  March 10, 2000

CUSIP Number:     59018S 4R2           Stated Maturity Date: September 10, 2001

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
/x/  Regular Floating Rate Note        /x/  Actual/360
/ /  Inverse Floating Rate Note        / /  30/360
     (Fixed Interest Rate):            / /  Actual/Actual

Interest Rate Basis:
--------------------
/ /  LIBOR                             / /  Commercial Paper Rate
/ /  CMT Rate                          / /  Eleventh District Cost of Funds Rate
/ /  Prime Rate                        / /  CD Rate
/x/  Federal Funds Rate                / /  Other (see attached)
/ /  Treasury Rate
     Designated CMT Page:              Designated LIBOR Page:
       CMT Telerate Page:               LIBOR Telerate Page:
       CMT Reuters Page:                LIBOR Reuters Page:


Index Maturity:         N/A               Minimum Interest Rate:  Not Applicable

Spread:                 0.220%            Maximum Interest Rate:  Not Applicable

Initial Interest Rate:  TBD               Spread Multiplier:      Not Applicable



Interest Reset Dates:   Daily, commencing March 10, 2000 through the maturity
                        date; subject to modified following business day convention

Interest Payment Dates: Quarterly, on the 10th of March, June, September and
                        December, commencing June 10th, 2000; subject to modified following business day convention


Repayment at the
Option of the Holder:   The Notes cannot be repaid prior to the Stated Maturity
                        Date.

Redemption at the
Option of the Company:  The Notes cannot be redeemed prior to the Stated
                        Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                The Chase Manhattan Bank

Dated:                  March 6, 2000